UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2026

ONCE UPON A FARM, PBC

(Exact name of registrant as specified in its charter)

Delaware	001-43108	47-3648280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Gilman Street, Suite 100 Berkeley, CA	94710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 983-1606

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	OFRM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2026, the Compensation Committee of the Board of Directors (the “Board”) of Once Upon a Farm, PBC (the “Company” or “we”) approved the 2025 nonequity incentive plan payment amount earned by Lawrence Waldman, the Company’s President and Chief Financial Officer, and recommended that the Board approve the 2025 nonequity incentive plan payment amount earned by John Foraker, the Company’s Co-Founder and Chief Executive Officer, rendering such amounts calculable as of such date. The Compensation Committee also recommended that the Board approve the payment of a discretionary bonus payable to Mr. Foraker.

The other compensation of the Company’s named executive officers for 2025 was previously reported by the Company in the Summary Compensation Table included in the Company’s prospectus dated February 5, 2026 filed with the Securities and Exchange Commission in accordance with Rule 424(b)(4) of the Securities Act of 1933. However, as of the date of the filing of the prospectus, non-equity incentive plan payment amounts for 2025 had not been determined and, therefore, were omitted.

In accordance with Item 5.02(f) of Form 8-K, the Company is providing a revised Summary Compensation Table, which includes the non-equity incentive plan compensation payments and bonus for each named executive officer, as applicable, and each such named executive officer’s total compensation for 2025.

Summary Compensation Table

The following table summarizes the compensation awarded to, earned by, or paid to our named executive officers in 2024 and 2025.

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
John Foraker	2025	386,823	83,483	2,956,055	83,483	—	3,509,844
Co-Founder and Chief Executive Officer(1)	2024	375,557	—	—	172,797	—	548,354
Lawrence Waldman	2025	388,514	—	1,543,843	83,996	12,467	2,028,820
President and Chief Financial Officer	2024	359,461	—	—	165,391	12,253	537,105

(1)	Mr. Foraker also served as a member of our Board in 2024 and 2025; however, he did not receive any compensation for his service as a director.
(2)	Amounts in this column reflect the base salary earned by each named executive officer in 2024 and 2025.
(3)	Amounts in this column reflect the discretionary portion of Mr. Foraker’s 2025 cash bonus.
(4)

Amounts in this column reflect the grant date fair value of the stock options and stock appreciation rights granted in 2025 computed in accordance with FASB ASC Topic 718. The fair value of each stock option and stock appreciation right award is determined on the date of the grant using the Black-Scholes valuation model.

(5)

With respect to 2024, amounts in this column reflect the annual performance-based cash bonuses earned by each named executive officer in 2024 and paid in 2025. With respect to 2025, the amounts in this column reflect the annual performance-based cash bonuses earned by each named executive officer in 2025, which became calculable on February 18, 2026 and will be paid in 2026.

(6)	Amounts in this column reflect 401(k) matching contributions with respect to Mr. Waldman in 2024 and 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2026	ONCE UPON A FARM, PBC

	By:	/s/ Chris Folena
	Name:	Chris Folena
	Title:	Chief Accounting Officer